UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
 (Amendment No.___)

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Blackstone / GSO Senior Floating Rate Term Fund
 (exact name of registrant as specified in charter)

Attn: Marisa Beeney
345 Park Avenue, 31st Floor
 New York, New York 10154

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BLACKSTONE / GSO SENIOR FLOATING RATE TERM FUND
 (the “Fund”)

345 Park Avenue, 31st Floor
 New York, New York 10154

October 3, 2017

Dear Shareholder:

On behalf of the Board of Trustees of the Fund, we are pleased to invite you to a Special Meeting of Shareholders (the “Meeting”) of the Fund to be held on November 17, 2017 at 10:00 a.m. (Eastern time), at the offices of GSO / Blackstone Debt Funds Management LLC (the “Adviser”) at 345 Park Avenue, 31st Floor, New York, New York 10154.

As discussed in more detail in the enclosed Proxy Statement, at the Meeting, the shareholders of the Fund will be asked to approve the extension of the Fund’s term (the “Term Extension”). The Fund’s current scheduled dissolution date is May 31, 2020. Shareholders are being asked to revise the Fund’s dissolution date to May 31, 2022, extending the Fund’s term by two years. If the Term Extension is approved, the Adviser has agreed to reduce its annual management fee from 1.00% of the Fund’s total assets to 0.90% of the Fund’s total assets, effective from the date the Term Extension is approved by shareholders until the Fund’s updated scheduled dissolution date on May 31, 2022.

If shareholders do not take action, the Fund will dissolve in 2020 and the Adviser’s fees will not be lowered.

After considering the proposal, the Fund’s Board of Trustees unanimously voted to approve the Term Extension and recommends that the shareholders of the Fund vote in favor of the proposal, as more fully described in the accompanying Proxy Statement.

Now it is your turn to review the proposal and vote. For more information about the issues requiring your vote, please refer to the accompanying Proxy Statement.

NO MATTER HOW MANY SHARES YOU OWN, YOUR TIMELY VOTE IS IMPORTANT. If you do not expect to attend the Meeting, please give your voting instructions by either:

Voting by Internet: Going to the website specified on your proxy card and following the instructions on the website.

Voting by Phone: Calling the number specified on your proxy card and following the instructions.

Voting by Mail: Completing, signing, dating and returning the enclosed proxy card as soon as possible in the enclosed postage-paid envelope.

Thank you in advance for your participation in this Special Meeting of Shareholders.

Sincerely,

Daniel H. Smith, Jr.
Chairman, President and Chief Executive Officer

BLACKSTONE / GSO SENIOR FLOATING RATE TERM FUND
 (the “Fund”)

345 Park Avenue, 31st Floor
New York, New York 10154
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

October 3, 2017

To the Shareholders of the Fund:

Notice is hereby given that a Special Meeting of Shareholders (the “Meeting”) of the Fund will be held at 345 Park Avenue, 31st Floor, New York, New York 10154, on November 17, 2017 at 10:00 a.m. (Eastern time), for the purposes of considering and voting upon the following:

1. Extending the term of the Fund by two years by changing the Fund’s scheduled dissolution date from May 31, 2020 to May 31, 2022; and

2. The transaction of such other business as may properly come before the Meeting or any adjournments thereof.

These items are discussed in greater detail in the enclosed Proxy Statement.

The close of business on September 26, 2017 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and any adjournments thereof.

NO MATTER HOW MANY SHARES YOU OWN, YOUR TIMELY VOTE IS IMPORTANT. If you do not expect to attend the Meeting, please give your voting instructions by either:

Voting by Internet: Going to the website specified on your proxy card and following the instructions on the website.

Voting by Phone: Calling the number specified on your proxy card and following the instructions.

Voting by Mail: Completing, signing, dating and returning the enclosed proxy card as soon as possible in the enclosed postage-paid envelope.

By Order of the Board of Trustees of
Blackstone / GSO Senior Floating Rate Term Fund

Daniel H. Smith, Jr.
Chairman, President and Chief Executive Officer

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BLACKSTONE / GSO SENIOR FLOATING RATE TERM FUND (“BSL”)
(the “Fund”)

SPECIAL MEETING OF SHAREHOLDERS

To be Held on November 17, 2017

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees (the “Board”) of the Fund for use at the Special Meeting of Shareholders of the Fund (the “Meeting”) to be held on November 17, 2017, at 10:00 a.m. Eastern Time, at the offices of GSO / Blackstone Debt Funds Management LLC (the “Adviser”) at 345 Park Avenue, 31st Floor, New York, New York 10154, and at any adjournments thereof.

The Notice of Joint Special Meeting of Shareholders (the “Notice”), this Proxy Statement and the enclosed proxy cards are first being sent to shareholders on or about October 4, 2017.

The Meeting is scheduled as a meeting of the holders of the Fund’s common shares of beneficial interest. The close of business on September 26, 2017, has been fixed as the “Record Date” for the determination of shareholders entitled to notice of and to vote at the Fund’s Meeting and all adjournments thereof.

As described below, the Fund’s shareholders have the right to vote on:

1. Extending the term (the “Term Extension”) of the Fund by two years by changing the Fund’s scheduled dissolution date from May 31, 2020 to May 31, 2022; and

2. The transaction of such other business as may properly come before the Meeting or any adjournments thereof.

Section I of this Proxy Statement contains information relating to the Term Extension. Section II contains additional background information about the Fund. Section III contains general information about the Meeting and shareholder voting.

You may vote by mail by returning a properly executed proxy card, by Internet by going to the website listed on the proxy card, by telephone using the toll-free number listed on the proxy card, or in person by attending the Meeting.

The Funds’ most recent annual report, including audited financial statements for the fiscal year ended December 31, 2016, and semi-annual report, including the unaudited financial statements for the six months ended June 30, 2017, are available upon request, without charge, by writing to the Funds at c/o ALPS Fund Services, Inc., 1290 Broadway, Suite 1100, Denver, CO 80203, by calling the Funds at 1.877.876.1121, or via the internet at www.blackstone-gso.com.

In order that your shares may be represented at the Meeting, you are requested to vote on the following matter:

I. PROPOSAL 1: EXTENSION OF THE FUND’S TERM

Q:	What is being proposed?

A:	The Board and the Adviser are recommending that the Fund’s term be extended by two years by changing the Fund’s scheduled dissolution date from May 31, 2020 to May 31, 2022 (the “Term Extension”).

Q:	How does the Board recommend I vote?

A:	The Board recommends that you vote “FOR” the Term Extension.

Q:	What are the expected benefits of the Term Extension?

A:
As described further herein, the Board and the Adviser are recommending that the Fund’s shareholders approve the Term Extension in order to allow the Fund continued access to the senior loan market with the potential to generate attractive income for shareholders through the extended life of the Fund assuming favorable market conditions, while also allowing the Fund potentially to achieve improved investment yields as a result of the Fee Reductions discussed below. The Board and the Adviser also considered that with the Term Extension, the Fund’s remaining term would still be less than five years, which means shareholders would still have an opportunity to realize the net asset value per share of their investment in the intermediate term.

Q:	Will the term of the Fund be extended beyond the Term Extension?

A:
As described further herein, the dissolution date of the Fund may be extended an unlimited number of times with the requisite Board approval and shareholder approval. Any further extension of the Fund’s dissolution date beyond the Term Extension is permissible but would again require Board and shareholder approval.

Q:	Will the Fund’s fees be reduced if the Term Extension is approved?

A:
Yes. If shareholders approve the Term Extension, the Adviser has agreed to reduce its annual management fee from 1.00% of the Fund’s Managed Assets (as defined below) to 0.90% of the Fund’s Managed Assets, effective from the date the Term Extension is approved by shareholders until the Fund’s updated scheduled dissolution date on May 31, 2022 (the “Management Fee Reduction”). ALPS Fund Services, Inc. (“ALPS”), the Fund’s administrator, has also agreed to reduce the administrative fees payable by the Fund to ALPS from 0.10% to 0.09% of the average daily value of the Fund’s managed assets (subject to a minimum annual fee), also effective from the date the Term Extension is approved by shareholders until the Fund’s updated scheduled dissolution date on May 31, 2022. The Management Fee Reduction and ALPS’s fee reduction are collectively referred to as the “Fee Reductions.” The Fee Reductions recognize that the Adviser and ALPS will receive their respective fees over a longer period of time if the Term Extension is approved. Shareholders will begin to benefit from the Fee Reductions following their approval of the Term Extension. If the Term Extension is not approved by shareholders, the Adviser and ALPS will continue to receive their respective fees at their current rates until the Fund’s dissolution on May 31, 2020.

Q:	Will the Term Extension extend the reinvestment period of the Fund?

A:
The reinvestment period was previously extended to last until one year prior to the Fund’s scheduled dissolution date. If the scheduled dissolution date is revised to May 31, 2022, the reinvestment period will extend automatically to May 31, 2021, unless further extended by the Board. Unless otherwise determined by the Board, the reinvestment period would also automatically extend with any future extension of the Fund’s scheduled dissolution date. After the reinvestment period ends, the Fund will stop reinvesting principal proceeds generated by maturities, prepayments and sales of investments.

Q:	Will the Term Extension result in any other changes to the Fund?

A:
The Fund is currently evaluating an offering of rights to subscribe for additional shares of the Fund (a “Rights Offering”) if the Term Extension is approved by shareholders. A Rights Offering requires Board approval based upon its evaluation of various factors, including market conditions and the price at which the rights would be offered. No changes to the Fund’s investment objectives, strategies or fundamental policies are being proposed as part of the Term Extension. You are not being asked in this Proxy Statement to take any action with respect to any future Rights Offering that might occur.

Q:	What are the risks of the Term Extension?

A:
There can be no assurance that the Fund will achieve its investment objectives during its remaining term. The Term Extension will expose the Fund to continued investment risk over the extended term after the originally scheduled dissolution date that the Fund would not be exposed to without a Term Extension. These investment risks include, without limitation, market risk, interest rate risk, leverage risk and risks related to the Fund’s investments in senior loans and other assets. In addition, while the Adviser believes that the market will view the Term Extension favorably, the Term Extension could have a negative impact on the market price of the Fund’s shares, which would adversely impact shareholders seeking to sell their shares prior to the Fund’s dissolution date.

Additionally, the Adviser has a conflict of interest in recommending the Term Extension because the Adviser will receive the management fee from the Fund for a longer period of time if the Term Extension is approved by shareholders. However, the Adviser has agreed to the Management Fee Reduction, and therefore will receive the management fee at a lower rate until the updated scheduled dissolution date. The Board took the Adviser’s conflict of interest and the partial mitigation of the conflict of interest by the Management Fee Reduction into consideration when approving the Term Extension and determined that the Term Extension, together with the Fee Reductions, was in the best interests of the Fund and shareholders.

Q:	Who will pay for the costs of this proxy solicitation?

A:	The Fund will bear the costs of this proxy solicitation.

Q:	What vote is required to approve the Term Extension?

A:
Shareholders may approve the Term Extension with the affirmative vote of a “majority of the outstanding voting securities” (as defined in the Investment Company Act of 1940, as amended, the “1940 Act”)) of the Fund, which means the affirmative vote of the lesser of (i) more than 50% of the outstanding shares of the Fund or (ii) 67% or more of the shares of the Fund present at the Meeting or represented by proxy, if more than 50% of the outstanding shares of the Fund are present or represented by proxy.

Q:	How do I vote my shares?

A:	After reading this Proxy Statement and the enclosed proxy card, you may vote by:

Voting by Internet: Going to the website specified on your proxy card and following the instructions on the website.

Voting by Phone: Calling the number specified on your proxy card and following the instructions.

Voting by Mail: Completing, signing, dating and returning the enclosed proxy card as soon as possible in the enclosed postage-paid envelope.

The Term Extension

Pursuant to the Fund’s Amended and Restated Agreement and Declaration of Trust (the “Charter”), the Fund shall dissolve on May 31, 2020. The Charter also provides that this dissolution date may be extended for a period of not more than two years with the approval of the Board and a “majority of the outstanding voting securities” (as defined in the 1940 Act). The dissolution date may be further extended an unlimited number of times with the approval of the Board and shareholders. The Board and the Adviser recommend that the Fund’s shareholders approve the Term Extension. The Term Extension will not require an amendment to the Fund’s Charter.

The Fee Reductions

If the Term Extension is approved by shareholders, the Adviser and ALPS will reduce their fees in the manner set forth below, effective from the date the Term Extension is approved by shareholders until the Fund’s dissolution date:

	Current	After Approval of the Term Extension
Annual Management Fee	1.00% of the average daily value of the Fund’s Managed Assets	0.90% of the average daily value of the Fund’s Managed Assets
Annual Administration Fee	0.10% of the average daily value of the Fund’s Managed Assets*	0.09% of the average daily value of the Fund’s Managed Assets*

*
Subject to a minimum annual fee of the lesser of $225,000 or (if below $225,000) 0.14% of the average daily value of the Fund’s Managed Assets. The minimum fee provision was not triggered during the Fund’s most recently completed fiscal year.

“Managed Assets” means the total assets of the Fund (including any assets attributable to any preferred shares that may be outstanding or to money borrowed from banks or financial institutions or issued notes for investment purposes) minus the sum of the Fund's accrued liabilities (other than Fund liabilities incurred for the express purpose of creating leverage).

The Board’s and the Adviser’s Rationale for the Term Extension

The Board and the Adviser considered the following potential benefits in determining to recommend the Term Extension to the Fund’s shareholders:

•
Continued Opportunity for Income: With the Term Extension, the Fund will have two additional years in which to invest and pursue its investment objectives. This would provide the Fund’s shareholders with continued access to the senior loan market and income-earning potential. While it is impossible to predict future credit markets with certainty, the Board considered the Adviser’s view that current credit markets are benign and that potential increases in interest rates would likely increase the Fund’s income-earning potential given the Fund’s focus on floating rate loans. If interest rates rise, the interest rates on the Fund’s floating rate instruments will also generally rise. In considering the possibility of negative credit markets during the Fund’s extended term, the Board noted the Adviser’s ability during the life of the Fund thus far to generate attractive income and returns for the Fund through a variety of credit environments including periods of declining interest rates, although there is no assurance that the Adviser’s success in this regard will continue.

•
Potential for Increased Portfolio Yields: As a result of the Fee Reductions, the Fund’s overall expense ratio would be expected to decrease following shareholder approval of the Term Extension, which, all other factors being equal, would allow the Fund to increase the net income from its investments, thereby potentially increasing the Fund’s portfolio yield.

•
Opportunity for Attractive Five-Year Remaining Term Structure: The Board considered the Adviser’s view that five-year term closed-end funds have recently been received favorably by the market, likely because investors value the option to receive net asset value at the end of the term, which, compared to a closed-end fund with no term, reduces the risk of trading prices that are at a discount to net asset value. The Term Extension, if approved, would allow shareholders to be invested in a structure similar to this popular five-year term structure without needing to invest in a new fund and incur related sales commissions.

The Adviser noted that peer closed-end funds with five-year remaining terms generally trade on average at a more favorable premium to net asset value than closed-end funds with two-year remaining terms, suggesting that investors may place a higher value on five-year term structures for a variety of reasons, including because of the longer period of earning potential.

The Board also considered potential negative consequences of the Term Extension, including that the Term Extension will expose the Fund to continued investment risk over the extended term after the originally scheduled dissolution date that the Fund would not be exposed to without a Term Extension. However, the Board also considered the Adviser’s performance to date through multiple credit cycles and the future income-earning potential that the Term Extension would make possible and that the risks of investing in the Fund have been disclosed to shareholders in the Fund’s prospectus, other filings and website. The Board also considered that there may be shareholders who do not wish the term of the Fund to be extended. In determining that the Term Extension was in shareholders’ best interests, the Board considered that the possibility of an extension of the Fund’s term was disclosed to investors in the Fund’s initial registration statement and periodic reports and that shareholders would have the opportunity to vote on the Term Extension. The Board also considered that shareholders have the ability to sell their Fund shares in the open market, and that the Fund was not currently trading at a significant discount.

For the reasons above, the Board and the Adviser believe that the Term Extension is in the best interests of the Fund and shareholders. For a discussion of the risks of investing in the Fund, see “Risks of Investing in the Fund.”

The Fund’s Investment Objectives and Strategies

No changes to the Fund’s investment objectives, strategies or fundamental policies are being proposed as part of the Term Extension. The Fund’s investment objectives, strategies and fundamental policies are disclosed in the Fund’s prospectus and other filings with the Securities and Exchange Commission, available at www.sec.gov and the Fund’s website (www.blackstone-gso.com).

The Fund’s primary investment objective is to seek high current income, with a secondary objective to seek preservation of capital, consistent with its primary goal of high current income. There can be no assurance that the Fund will achieve its investment objectives. The Fund’s investment objectives may be changed on 60 days’ notice to shareholders.

The Fund seeks to achieve these investment objectives by investing primarily in senior, secured floating rate loans (“Senior Loans”). Senior Loans typically are of below investment grade quality. Below investment grade securities, commonly referred to as “junk” or “high yield” securities, are high risk and have speculative characteristics. Under normal market conditions, the Adviser expects the Fund to maintain an average duration of less than one year (including the effect of anticipated leverage). Under normal market conditions, at least 80% of the Fund's Managed Assets will be invested in Senior Loans. Senior Loans are made to U.S. and, to a limited extent, non-U.S. corporations, partnerships and other business entities (“Borrowers”) which operate in various industries and geographical regions. This policy is not fundamental and may be changed by the Board with at least 60 days’ written notice provided to shareholders.

The Fund may invest up to 20% of its Managed Assets in (i) loan interests that are not secured by any collateral of the Borrower, (ii) loan interests that have a lower than first lien priority on collateral of the Borrower, (iii) other income producing securities (including, without limitation, U.S. government debt securities and investment and non-investment grade, subordinated and unsubordinated corporate debt securities), (iv) warrants and equity securities issued by a Borrower or its affiliates as part of a package of investments in the Borrower or its affiliates and (v) structured products (including, without limitation, collateralized loan obligations, credit linked notes and derivatives, including credit derivatives).

It is currently anticipated that the Fund’s reinvestment period will end one year prior to the Fund’s scheduled dissolution date, giving effect to the Term Extension if approved by shareholders and any further dissolution date extensions. After the reinvestment period, the Fund will stop reinvesting principal proceeds generated by maturities, prepayments and sales of investments.

As of June 30, 2017, the Fund had $132 million of borrowings outstanding under its leverage facility. The Term Extension is not expected to result in any changes to the terms of the Fund’s current leverage facility.

Risks of Investing in the Fund

The risks of investing in the Fund are disclosed in the Fund’s prospectus and other filings with the Securities and Exchange Commission, available at www.sec.gov and the Fund’s website (www.blackstone-gso.com).

There can be no assurance that the Fund will achieve its investment objectives during its remaining term. The Term Extension will expose the Fund to continued investment risk over the extended term after the originally scheduled dissolution date that the Fund would not be exposed to if the Term Extension is not approved. These investment risks include, without limitation, market risk, interest rate risk, leverage risk and risks related to the Fund’s investments in Senior Loans and other assets. In addition, while the Adviser believes that the market will view the Term Extension favorably, the Term Extension could have a negative impact on the market price of the Fund’s shares, which would adversely impact shareholders seeking to sell their shares prior to the Fund’s dissolution date.

Additionally, the Adviser has a conflict of interest in recommending the Term Extension because the Adviser will receive the management fee from the Fund for a longer period of time if the Term Extension is approved. However, the Adviser has agreed to the Management Fee Reduction, and therefore will receive the management fee at a lower rate until the updated scheduled dissolution date. The Board took the Adviser’s conflict of interest and the partial mitigation of the conflict of interest by the Management Fee Reduction into consideration when approving the Term Extension and determined that the Term Extension, together with the Fee Reductions, was in the best interests of the Fund and shareholders.

Potential Follow-On Rights Offering

The Fund is currently evaluating a Rights Offering to be conducted if the Term Extension is approved by shareholders. For the reasons described above in “—The Board’s and the Adviser’s Rationale for the Term Extension,” the Adviser believes that the Fund with an extended term represents an attractive investment opportunity and a Rights Offering would give current shareholders and other investors the ability to invest additional amounts in the Fund’s shares. A Rights Offering would also give the Adviser the ability to potentially add higher yielding investments to the Fund’s portfolio without incurring the trading costs associated with selling current investments. The Adviser also believes that a Rights Offering would provide increased liquidity for the Fund’s shares and provide a larger asset base over which to spread the Fund’s fixed expenses, although there is no assurance these benefits would be realized. A Rights Offering could decrease the premium or increase the discount at which the Fund is trading at the time of the offering and/or thereafter. Should a Rights Offering occur, shares of the Fund acquired in any Rights Offering would be subject to the risks of investments in the Fund described above. A Rights Offering would require Board approval based upon its evaluation of various factors, including market conditions and the price at which the rights would be offered.

A Rights Offering would not require shareholder approval. You are not being asked in this Proxy Statement to take any action with respect to any future Rights Offering that might occur. There can be no assurance that the Fund will conduct a rights offering. This is not an offer to sell, nor a solicitation of an offer to buy, shares of the Fund.

Board’s Consideration of the Term Extension

At a meeting of the Board on May 18, 2017, the Adviser presented a proposal to the Board to consider certain options for extending the Fund’s term. The Board was not asked to consider approval and did not approve the Term Extension at that time.

At a meeting of the Board on July 25, 2017, the Board held a telephonic meeting to consider the Term Extension. The Board received information and analyses regarding the Adviser’s proposal for the Term Extension in advance of the meeting (which included information from third party sources) and counsel to the Fund. At the meeting, the Adviser presented its rationale for the Term Extension and the trustees who are not “interested persons” of the Funds (the “Independent Trustees”) as defined in the 1940 Act asked questions and discussed the information provided by the Adviser, the Term Extension proposal and the Fee Reductions with representatives of the Adviser. The Independent Trustees, who were represented by their independent legal counsel at the meeting and throughout the process of evaluating the Term Extension, and met separately with their independent legal counsel following the meeting. The Independent Trustees requested additional information regarding the Term Extension and the Fee Reductions. The Adviser provided responses to these additional information requests and the Board held another telephonic meeting to consider the Term Extension on August 4, 2017.

The Independent Trustees noted that because the Adviser will receive the management fee from the Fund for a longer period of time if the Term Extension is approved, the Adviser faces a conflict of interest in proposing the Term Extension. However, the Adviser has agreed to the Management Fee Reduction, and therefore will receive the management fee at a lower rate until the updated scheduled dissolution date. The Management Fee Reduction was part of a unified proposal made by the Adviser for the Term Extension. In approving the Management Fee Reduction proposed by the Adviser (if the Term Extension is approved), the Board considered that the Management Fee Reduction was offered to enhance the appeal and benefits of the Term Extension to shareholders, to offset costs associated with obtaining approval of the Term Extension, to reflect that the Adviser will receive fees for a longer period of time if the Term Extension is approved by shareholders and to mitigate to an extent the Adviser’s inherent conflict of interest in recommending the Term Extension. The Board also drew upon prior information received about the Adviser, the nature, quality and scope of the services it provides for the Fund and the fees paid by the Fund to the Adviser, including during its most recent annual evaluation in May 2017 of the Fund’s investment advisory contract with the Adviser. The Board will continue to annually review the investment advisory fee, and, if the Term Extension is approved and the Management Fee Reduction becomes effective, the resulting investment advisory fees will be subject to regular review as part of the Board’s annual evaluation of the Fund’s investment advisory arrangements. The Board took the Adviser’s conflict of interest and the partial mitigation of the conflict of interest by the Management Fee Reduction into consideration in its evaluation of the Term Extension proposal.

Based, among other things, on the information provided in connection with all of these meetings and related discussions, the Board, including each of the Independent Trustees, determined that the Term Extension (together with the related Fee Reductions) was in the best interests of the Fund and its shareholders for the reasons set forth in “—The Board’s and the Adviser’s Rationale for the Term Extension.” The Board’s evaluation also took into account information received since the Fund’s inception and reflected the knowledge and familiarity gained as members of the Board with respect to the investment management services that the Adviser has provided to the Fund. The Board then voted to approve the Term Extension and to submit the Term Extension for approval by the Fund’s shareholders.

Required Vote

Approval of the Term Extension requires the affirmative vote of a “majority of the outstanding voting securities” (as defined in the 1940 Act) of the Fund, which means the affirmative vote of the lesser of (i) more than 50% of the outstanding shares of the Fund or (ii) 67% or more of the shares of the Fund present at the Meeting or represented by proxy, if more than 50% of the outstanding shares of the Fund are present or represented by proxy.

THE BOARD, INCLUDING THE INDEPENDENT TRUSTEES, UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE TERM EXTENSION.

II. FUND INFORMATION
The Adviser

GSO / Blackstone Debt Funds Management LLC is the Fund’s investment adviser. The address of the Adviser is 345 Park Avenue, 31st Floor, New York, New York 10154.

The Adviser, a wholly-owned subsidiary of GSO Capital Partners LP (collectively with its affiliates in the credit-focused business of The Blackstone Group L.P., “GSO”), is a registered investment adviser. GSO is the credit platform of The Blackstone Group L.P. (collectively with its affiliates as the context requires, “Blackstone”), which is a leading global manager of private capital. The alternative asset management business includes the management of private equity funds, real estate funds, real estate investment trusts, funds of hedge funds, hedge funds, credit-focused funds, collateralized loan obligation vehicles, separately managed accounts and registered investment companies. Blackstone’s business is organized into four segments: private equity, real estate, hedge fund solutions and credit. Through its different investment businesses, as of June 30, 2017, Blackstone had total assets under management of over $370 billion. As of June 30, 2017, GSO’s asset management operation had aggregate assets under management of over $94 billion across multiple strategies within the leveraged finance marketplace, including loans, high yield bonds, distressed and mezzanine debt and private equity, including hedge funds.

The Administrator

ALPS is the administrator for the Fund, and its business address is 1290 Broadway, Suite 1100, Denver, Colorado 80203.

Information about the Fund’s Trustees and Officers

Set forth in the table below are the Trustees and Officers of the Fund, as well as their birth year, information relating to their respective positions held with the Fund, a brief statement of their principal occupations during the past five years and other directorships, if any.

Name, Address and Year of Birth(1)	Position(s) Held with the Funds	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee(2)	Other Directorships Held by Trustee
NON-INTERESTED TRUSTEES:
Edward H. D’Alelio Birth Year: 1952	Lead Independent Trustee and member of Audit and Nominating and Governance Committees	Trustee Since: April 2010 Term Expires: 2020	Mr. D’Alelio was formerly a Managing Director and CIO for Fixed Income at Putnam Investments, Boston where he retired in 2002. He currently is an Executive in Residence with the School of Management, Univ. of Mass Boston.	7	Owl Rock Capital Corp.; Owl Rock Capital Corporation II
Michael Holland Birth Year: 1944	Trustee and member of Audit and Nominating and Governance Committees	Trustee Since: April 2010 Term Expires: 2019	Mr. Holland is the Chairman of Holland & Company, a private investment firm he founded in 1995. He is also President and Founder of the Holland Balanced Fund.	7	The China Fund, Inc.; State Street Master Funds; Reaves Utility Income Fund.
Thomas W. Jasper Birth Year: 1948	Trustee, Chairman of Audit Committee and member of Nominating and Governance Committee	Trustee Since: April 2010 Term Expires: 2018	Mr. Jasper is the Managing Partner of Manursing Partners LLC, a consulting firm. He was Chief Executive Officer of Primus Guaranty, Ltd. from 2001-2010.	7	Ciner Resources LP.

Name, Address and Year of Birth(1)	Position(s) Held with the Funds	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee(2)	Other Directorships Held by Trustee
Gary S. Schpero Birth Year: 1953	Trustee, Chairman of Nominating and Governance Committee and member of Audit Committee	Trustee Since: May 2012 Term Expires: 2018	Retired. Prior to January 2000, Mr. Schpero was a partner at the law firm of Simpson Thacher & Bartlett LLP where he served as managing partner of the Investment Management and Investment Company Practice Group.	4	EQ Advisors Trust; 1290 Funds; AXA Premier VIP Trust
INTERESTED TRUSTEE(3)
Daniel H. Smith, Jr. Birth Year: 1963	Chairman of the Board, President, Chief Executive Officer, Trustee	Trustee Since: April 2010 Term Expires: 2019	Mr. Smith is a Senior Managing Director of GSO and is Head of GSO / Blackstone Debt Funds Management LLC. Mr. Smith joined GSO from the Royal Bank of Canada in July 2005 where he was a Managing Partner and Co-head of RBC Capital Market’s Alternative Investments Unit.	4	None

Name, Address and Year of Birth	Position(s) Held with the Funds	Term of Office and Length of Time Served	Principal Occupation During the Past Five Years
OFFICERS
Daniel H. Smith, Jr. Birth Year: 1963	Trustee, Chairman of the Board, President, Chief Executive Officer	Officer Since: April 2010 Term of Office: Indefinite
Mr. Smith is a Senior Managing Director of GSO and is Head of GSO / Blackstone Debt Funds Management LLC. Mr. Smith joined GSO from the Royal Bank of Canada in July 2005 where he was a Managing Partner and Co-head of RBC Capital Market’s Alternative Investments Unit.

Dohyun (Doris) Lee‐Silvestri Birth Year: 1977	Chief Financial Officer and Treasurer	Officer Since: March 2016 Term of Office: Indefinite
Doris Lee‐Silvestri is a Managing Director and Chief Financial Officer of GSO. At GSO, Ms. Lee‐Silvestri was most recently the head of the fund accounting and financial reporting group. Before joining GSO in 2006, Ms. Lee‐Silvestri held a variety of positions at Merrill Lynch Investment Advisors and JP Morgan Partners within the respective finance and accounting teams. In addition, Ms. Lee‐Silvestri worked at McGladrey LLP, a global public accounting firm.

Name, Address and Year of Birth	Position(s) Held with the Funds	Term of Office and Length of Time Served	Principal Occupation During the Past Five Years
Robert Zable Birth Year: 1972	Executive Vice President and Assistant Secretary	Officer Since: September 2015 Term of Office: Indefinite
Mr. Zable is a Senior Managing Director of GSO. Before joining GSO, Mr. Zable was a Vice President at FriedbergMilstein LLC, where he was responsible for credit opportunity investments and junior capital origination and execution. Prior to that, Mr. Zable was a Principal with Abacus Advisors Group, a restructuring and distressed investment firm. Mr. Zable began his career at JP Morgan Securities Inc., where he focused on leveraged finance in New York and London. Mr. Zable received a BS from Cornell University, and an MBA in Finance from The Wharton School at the University of Pennsylvania.

Marisa Beeney Birth Year: 1970	Chief Compliance Officer, Chief Legal Counsel and Secretary	Officer Since: April 2010 Term of Office: Indefinite
Ms. Beeney is a Managing Director, Chief Legal Officer and Chief Compliance Officer of GSO. From March 2007 to December 2008, she served as Counsel and Director of GSO. Prior to that time she was with the finance group of DLA Piper since 2005.

Jane Lee Birth Year: 1972	Public Relations Officer	Officer Since: November 2010 Term of Office: Indefinite
Ms. Lee is a Managing Director of GSO and Head of GSO / Blackstone’s capital formation efforts. Ms. Lee joined GSO from Royal Bank of Canada in July 2005, where she was most recently a partner in the Debt Investments Group and was responsible for origination of new CLO transactions and investor relations.

(1)	The address of each Trustee/Nominee and Officer, unless otherwise noted, is GSO Capital Partners LP, 345 Park Avenue, 31st Floor, New York, NY 10154.
(2)
The “Fund Complex” consists of the Fund, Blackstone / GSO Long-Short Credit Income Fund, Blackstone / GSO Strategic Credit Fund and Blackstone / GSO Floating Rate Enhanced Income Fund, as well as the Blackstone Real Estate Income Funds (Blackstone Real Estate Income Fund, Blackstone Real Estate Income Fund II and Blackstone Real Estate Income Master Fund).

(3)	“Interested person” of the Fund as defined in Section 2(a)(19) of the 1940 Act. Mr. Smith is an interested person due to his employment with the Adviser (as defined below).

Beneficial Ownership of Equity Securities Held in the Fund Complex

Set forth in the table below is the dollar range of equity securities held in the Fund and on an aggregate basis for the entire Family of Investment Companies overseen by each Trustee.

Independent Trustee	Dollar Range[1] of Equity Securities Held in BSL:	Aggregate Dollar Range of Equity Securities Held in the Family of Investment Companies
Edward H. D’Alelio[2]	$0	$0
Michael Holland[2]	$10,001-$50,000	$50,001-$100,000
Thomas W. Jasper[2]	$0	$0
Gary S. Schpero[2]	$1-10,000	$10,001-$50,000
Interested Trustee
Daniel H. Smith, Jr.[2]	Over $100,000	Over $100,000

(1)
This information has been furnished by each Trustee and nominee for election as Trustee as of September 26, 2017. “Beneficial Ownership” is determined in accordance with Section 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended (the “1934 Act”).

(2)	Ownership amount constitutes less than 1% of the total shares outstanding.

The following table shows the ownership of shares by each of the Trustees, the Trustees and Executive Officers of the Fund as a group and the persons or organizations known to the Fund to be beneficial owners of more than 5% of the Fund’s outstanding shares.

Trustees and Executive Officers

Name & Address[1]	Percentage of Shares Held	Total Shares Owned
BSL Common Shares[2]
Edward H. D’Alelio	0%	0
Michael Holland	<1%	1,000
Thomas W. Jasper	0%	0
Gary S. Schpero	<1%	250
Daniel H. Smith, Jr.	<1%	11,868
Dohyun (Doris) Lee‐Silvestri	0%	0
All Trustees and Executive Officers as a group	<1%	13,118

5% or Greater Shareholders

BSL Common Shares[3]
First Trust Portfolios L.P. First Trust Advisors L.P. The Charger Corporation 120 East Liberty Drive, Suite 400 Wheaton, Illinois 60187	21.15%(a)	3,221,826(a)
Bank of America Corporation 100 N Tryon Street Charlotte, NC 28255	5.32%	810,123
Morgan Stanley Morgan Stanley Smith Barney LLC 1585 Broadway New York, NY 10036	6.33%(a)	955,512(a)

(a)	Filed Schedule 13G jointly and did not differentiate holdings as to each entity.
(1)	The address for each Trustee of the Fund is 345 Park Avenue, 31st Floor, New York, NY 10154.
(2)	The table above shows Trustees’ and Executive Officers’ ownership of shares of the Fund as of September 26, 2017.
(3)	The table above shows 5% or greater shareholders’ as shown in Schedule 13G filings made on or before September 26, 2017.

III. VOTING INFORMATION AND OTHER MATTERS

Record Date, Quorum and Methods of Tabulation

Shareholders of record at the close of business on September 26, 2017 (the “Record Date”) are entitled to notice of, and to vote at, the Meeting. A quorum for the Meeting will consist of the presence in person or by proxy of one third of the total shares of the Fund entitled to vote at the Meeting. As of the Record Date, the Fund has 15,252,513.6 common shares of its beneficial interest outstanding.

Each share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional share shall be entitled to a proportionate fractional vote. Shares represented by timely, duly executed proxies will be voted as you instruct. If no specification is made, shares will be voted in accordance with the recommendation of the Board. Proxies may be revoked at any time before they are exercised by timely delivering a signed, written letter of revocation to the Secretary of the Fund, by properly executing and timely submitting a later-dated proxy vote, or by attending the Meeting and voting in person and affirmatively requesting at the Meeting that a prior proxy be revoked. Valid photo identification and proof of ownership of shares may be required to attend the Meeting in person.

Votes cast by proxy or in person at the Meeting will be counted by persons appointed by the Fund as tellers/inspectors of elections both for the purpose of determining the presence of a quorum and for calculating the votes cast on the issues before the Meeting. For purposes of determining the presence of a quorum, the tellers will include the total number of shares present at the Meeting in person or by proxy, including shares represented by proxies that reflect abstentions. Abstentions will have the effect of a vote AGAINST the Term Extension. As a result, you are urged to complete and send in your proxy or voting instructions so your vote can be counted.

Broker-dealer firms holding shares in “street name” for the benefit of their customers and clients will request the instructions of such customers and clients on how to vote their shares on the Term Extension proposal. Under current interpretations of the New York Stock Exchange (the “NYSE”) rules, broker-dealers that are members of the NYSE and that have not received instructions from a customer may not vote such customer’s shares on the Term Extension. Proxies that reflect abstentions or broker “non-votes” (that is, shares held by brokers or nominees as to which (a) instructions have not been received from the beneficial owner or other persons entitled to vote, and (b) the brokers or nominees do not have discretionary voting power on a particular matter) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Broker non-votes with respect to the Term Extension will have the effect of a vote AGAINST the Term Extension. As a result, you are urged to complete and send in your proxy or voting instructions so your vote can be counted.

Broker-dealers who are not members of the NYSE may be subject to other rules, which may or may not permit them to vote your shares without instruction. Therefore, if you beneficially own shares that are held in “street name” through a broker-dealer and if you have not given or do not give voting instructions for your shares, your shares may not be voted at all or may be voted in a manner that you may not intend.

Adjournments

In the event that a quorum is not present for purposes of acting on the Term Extension, or, even if a quorum is present, if sufficient votes in favor of the Term Extension are not received by the time of the Meeting, the Meeting may be adjourned one or more times to permit further solicitation of proxies. Pursuant to the Fund’s Charter, the Fund’s Chairman may adjourn the Meeting.

Solicitation of Proxies

The solicitation of proxies by personal interview, mail, e-mail and telephone may be made by officers and Trustees of the Funds and officers and employees of the Adviser, ALPS, their affiliates and other representatives of the Fund. The Fund has retained Computershare Shareowner Services, LLC (“Computershare”) to aid in the solicitation of proxies. In addition, the Fund has engaged Broadridge Financial Solutions, Inc. (“Broadridge”) to assist in the proxy effort for the Funds. Under the terms of the engagement, Broadridge will be providing a web site for the dissemination of these proxy materials and tabulation services. The fees paid to Computershare and Broadridge are estimated to be $50,000 and may vary depending on the level of additional solicitation necessary to achieve quorum and shareholder approval. Additional fees will be paid to Broadridge, and other financial intermediaries holding shares as nominees will be reimbursed, upon request, for their reasonable expenses in sending solicitation materials to the principals of the accounts and tabulating those instructions that are received. This cost and the costs of preparing, printing and mailing this Proxy Statement and the cost of holding the Meeting (including the costs of any additional solicitation and any adjourned session) will be borne by the Fund. The Fund will also reimburse brokerage firms and others for their expenses in forwarding solicitation materials to the beneficial owners of the Fund’s shares.

Methods of Voting

After reading this Proxy Statement and the enclosed proxy card, you may vote by:

Voting by Internet: Going to the website specified on your proxy card and following the instructions on the website.

Voting by Phone: Calling the number specified on your proxy card and following the instructions.

Voting by Mail: Completing, signing, dating and returning the enclosed proxy card as soon as possible in the enclosed postage-paid envelope.

Shareholders can call 1-866-456-7801 with any questions about this proxy statement or how to vote their shares.

Information on the Voting Results

The Fund intends to announce the final voting results by press release.

Other Matters to Come Before the Meeting

The Board does not intend to present any other business at the Meeting, nor are the Trustees aware that any shareholder intends to do so. If, however, any other matters, including adjournments, are properly brought before the Meeting, the persons named in the accompanying form of proxy will vote thereon in accordance with their judgment.

Shareholder Communications with Board of Trustees

Shareholders may mail written communications to the Fund’s full Board of Trustees, to committees of the Board or to specified individual Trustees in care of the Secretary of the Fund, 345 Park Avenue, 31st Floor, New York, New York 10154. All shareholder communications received by the Secretary will be forwarded promptly to the Board of Trustees, the Board of Trustees committee or the specified individual Trustees, as applicable, except that the Secretary may, in good faith, determine that a shareholder communication should not be so forwarded if it does not reasonably relate to the Fund or its operations, management, activities, policies, service providers, Board of Trustees, officers, shareholders or other matters relating to an investment in the Fund or is purely ministerial in nature.

Shareholder Proposals

It is currently anticipated that the Fund’s next annual meeting of shareholders after this Meeting will be held in April 2018. To submit a shareholder proposal for the Fund’s 2018 annual meeting for inclusion in the Fund’s proxy statement and form of proxy, a shareholder is required to send the Fund a notice of, and specified information with respect to any proposals pursuant to Rule 14a-8 under the 1934 Act by November 3, 2017. In addition, pursuant to the Fund’s By-Laws, a shareholder is required to give to the Fund notice of, and specified information with respect to, any proposals that such shareholder intends to present at the 2018 annual meeting not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting. Under the circumstances described in, and upon compliance with, Rule 14a-4(c) under the 1934 Act, the Fund may solicit proxies in connection with the 2018 annual meeting which confer discretionary authority to vote on any shareholder proposals of which the Secretary of the Fund does not receive notice in accordance with the aforementioned date. Timely submission of a proposal does not guarantee that such proposal will be included.

IF VOTING BY PAPER PROXIES, IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE THEREFORE URGED TO VOTE BY (1) INTERNET, (2) TELEPHONE, OR (3) COMPLETING, SIGNING, DATING AND MAILING THE ENCLOSED PROXY CARD(S) PROMPTLY IN THE ACCOMPANYING POSTAGE-PREPAID ENVELOPE.

EVERY SHAREHOLDER'S VOTE IS IMPORTANT

EASY VOTING OPTIONS:

VOTE ON THE INTERNET
Log on to:
www.proxy-direct.com
or scan the QR code
Follow the on-screen instructions
available 24 hours

VOTE BY PHONE
Call 1-800-337-3503
Follow the recorded instructions
available 24 hours

VOTE BY MAIL
Vote, sign and date this Proxy Card and return in the postage-paid envelope

VOTE IN PERSON
Attend Shareholder Meeting
345 Park Avenue,
31st Floor
New York, New York 10154
on November 17, 2017
at 10:00 a.m.(Eastern time)

Please detach at perforation before mailing.

BLACKSTONE / GSO SENIOR FLOATING RATE TERM FUND
PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON NOVEMBER 17, 2017

This proxy is solicited on behalf of the Board of Trustees. The undersigned hereby appoints Daniel H. Smith, Jr., Marisa J. Beeney, Jane Lee, Doris Lee-Silvestri, and Viravyne Chhim and each of them, attorneys and proxies of the undersigned, with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of Blackstone / GSO Senior Floating Rate Term Fund (the "Fund") which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at the offices of the Fund, 345 Park Avenue, 31st Floor, New York, New York 10154, on Friday, November 17, 2017 at 10:00 a.m. (Eastern time), and at any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement and hereby instructs said attorneys and proxies to vote said shares as indicated herein. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

A majority of the proxies present and acting at the Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

This proxy, if properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the Proposal and in the discretion of the proxy holder as to any other matter that may properly come before the Meeting. Please refer to the Proxy Statement for a discussion of the Proposal.

VOTE VIA THE INTERNET: www.proxy-direct.com
VOTE VIA THE TELEPHONE: 1-800-337-3503

PLEASE SIGN, DATE ON THE REVERSE SIDE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

ALP_29194_090717

EVERY SHAREHOLDER'S VOTE IS IMPORTANT!
VOTE THIS PROXY CARD TODAY!

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to Be Held on November 17, 2017.
The Proxy Statement and Proxy Card for this Meeting are available at:
https://www.proxy-direct.com/alp-29194

IF YOU VOTE ON THE INTERNET OR BY TELEPHONE,
YOU NEED NOT RETURN THIS PROXY CARD

Please detach at perforation before mailing.

TO VOTE, MARK A BOX BELOW IN BLUE OR BLACK INK. EXAMPLE: X

		FOR	AGAINST	ABSTAIN
1.	To extend the term of the Fund by two years by changing the Fund's scheduled dissolution date from May 31, 2020 to May 31, 2022.	☐	☐	☐

Authorized Signatures — This section must be completed for your vote to be counted.— Sign and Date Below

Note: Please sign exactly as your name(s) appear(s) on this proxy card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, guardian, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

Date (mm/dd/yyyy) — Please print date below	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box
/ /		

6089999001099999999

xxxxxxxxxxxxxx ALP 29194 M xxxxxxxx